UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 29, 2016

AZZ INC.
(Exact name of Registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 West 7th Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:
817-810-0095

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain          Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2016, the Board of Directors (the “Board”) of AZZ Inc., a Texas corporation (the “Company”), appointed Ms. Venita McCellon-Allen, age 56, to serve as a member of the Board, effective March 1, 2016.

Ms. McCellon-Allen, has been the President and Chief Operating Officer of Southwestern Electric Power Company (“SWEPCO”), a subsidiary of American Electric Power Company, Inc. ("AEP"), a public utility holding company which engages in the generation, transmission, and distribution of electricity for sale to retail and wholesale customers, since 2010. Previously, she served as Executive Vice President – AEP Utilities East from 2009 to 2010 and Executive Vice President – AEP Utilities West from 2006 to 2009. From 2004 to 2006, Ms. McCellon-Allen served as Senior Vice President Shared Services of AEP. From 2000 to 2004, she served as Senior Vice President - Human Resources for Baylor Health Care System, a diversified health care holding company. From 1995 to 2000, Ms. McCellon-Allen held various leadership roles at Central and South West Corp. (“CSW”), in operations, customer service, strategic planning and human resources. In her last position at CSW, she served as Senior Vice President for Corporate Development and Customer Service. She is a member of the Strategic Planning Committee of the Southwest Power Pool. Ms. McCellon-Allen earned a bachelor’s degree in journalism from Texas A&M University. She is also a graduate of the University of Chicago’s Executive Development Program and the Young Managers Program at the University of Virginia’s Darden School of Business.

Ms. McCellon-Allen has been appointed as a member of the Nominating and Corporate Governance Committee of the Board.

The Board has made an affirmative determination that Ms. McCellon-Allen qualifies as an independent director under the New York Stock Exchange listing standards and the Company’s standards for director independence. The election of Ms. McCellon-Allen to the Board was not subject to any arrangement or understanding between the Company and Ms. McCellon-Allen has not entered into any employment agreement with the Company.

A copy of the press release issued by the Company announcing the appointment of Ms. McCellon-Allen is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed as part of this report.

Exhibit No.	Description
99.1	Press Release issued by AZZ Inc. on March 2, 2016 appointing Ms. McCellon-Allen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ Inc.
Date: March 2, 2016	By:	/s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by AZZ Inc. on March 2, 2016 appointing Ms. McCellon-Allen